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                                  EXHIBIT 4.1




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                     VALLEY COMMUNITY BANCSHARES, INC.
                        PUYALLUP, WASHINGTON  98372
            Incorporated under the laws of the State of Washington
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CERTIFICATE NUMBER                                                SHARES
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THIS                                                           SEE REVERSE FOR
CERTIFIES                                                  CERTAIN DEFINITIONS
THAT

                                                              IS THE
                                                            OWNER OF


                                   COMMON


          FULLY PAID $1.00 PAR VALUE SHARES OF THE COMMON STOCK OF VALLEY COMMUNITY BANCSHARES, INC., Transfereable only on the books of the Corporation by the holder hereof or by duly authorized attorney upon surrender of this certificate properly endorsed.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

DATED:                                [SEAL]

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   SECRETARY/ASSISTANT SECRETARY                       PRESIDENT/VICE PRESIDENT